Exhibit 99.1

Porter Bancorp, Inc. to Present at Gulf South Bank Conference

LOUISVILLE, Ky.--(BUSINESS WIRE)--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, announced today that it will make a presentation to investors at the Gulf South Bank Conference in New Orleans on Thursday, May 1, 2008, at 12:25 p.m. (Central Time).

Porter Bancorp’s investor presentation will be webcast in real-time on May 1, 2008, beginning at 12:25 p.m. (Central Time). The webcast will be available through the Company’s website under the Investor Relations tab at:

www.pbibank.com

Listeners should visit the site at least five minutes prior to the webcast to register. An on-line replay will follow and continue for 30 days. The related presentation materials will also be available on Porter Bancorp’s website (http://www.pbibank.com) under Investor Relations.

About Porter Bancorp, Inc.

Porter Bancorp, Inc. is a bank holding company headquartered in Louisville, Kentucky. It is the sixth largest independent banking organization based on total assets domiciled in the Commonwealth of Kentucky, with $1.5 billion in assets as of December 31, 2007. Through Porter’s subsidiary PBI Bank, it operates 19 full-service banking offices in 12 counties in Kentucky. Porter Bancorp’s common stock is traded on the Nasdaq Global Market under the symbol “PBIB.”

PBIB-G PBIB-F

CONTACT:
Porter Bancorp, Inc.
Maria L. Bouvette, President and CEO, 502-499-4800